                                                                       FORM 10-K
                                                                      EXHIBIT 99




                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 11-K

[x] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year end December 31, 1995

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from                             to
                              -----------------------------  ------------------

Commission file Number   0-10535
                      ------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                          CITIZENS BANKING CORPORATION
                          AMENDED AND RESTATED SECTION
                                 401(k) PLAN

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                          CITIZENS BANKING CORPORATION
                          One Citizens Banking Center
                            328 South Saginaw Street
                             Flint, Michigan  48502



                              REQUIRED INFORMATION

                             Financial Statements
                             and Other Financial Information

                             Citizens Banking Corporation Amended
                             and Restated Section 401(k) Plan

                             Years ended December 31, 1995, 1994 and 1993 with Report of Independent Auditors























                             [ERNST & YOUNG LLP]

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                              Financial Statements
                        and Other Financial Information


                               December 31, 1995





                                    CONTENTS


        Report of Independent Auditors ...........................    100

        Financial Statements and Schedule

        Statement of Assets Available for Plan Benefits ..........    102
        Statement of Changes in Assets Available for Plan Benefits    104
        Notes to Financial Statements ............................    107
        Schedule of Assets Held for Investment ...................    112


        Other Financial Information

        Schedule of Reportable Transactions ......................    114

                       [ERNST & YOUNG LLP LETTERHEAD]



                         Report of Independent Auditors



Administrative Committee
Citizens Banking Corporation Amended
 and Restated Section 401(k) Plan


We have audited the accompanying statements of assets available for plan benefits of the Citizens Banking Corporation Amended and Restated Section 401(k) Plan as of December 31, 1995 and 1994, and the related statements of changes in assets available for plan benefits for each of the three years in the period ended December 31, 1995 and the related schedule of assets held for investment for the year ended December 31, 1995. These financial statements and schedule are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and schedule referred to above present fairly, in all material respects, the assets available for plan benefits of the Plan at December 31, 1995 and 1994, and the changes in its assets available for plan benefits for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. Further, it is our opinion that the schedule referred to above presents fairly, in all material respects, the information set forth therein for the year ended December 31, 1995 in compliance with the applicable accounting regulations of the Securities and Exchange Commission.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental Schedule of Reportable Transactions for the year ended December 31, 1995 is presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and is not a required part of the financial statements. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the 1995 financial statements and, in our opinion, is fairly stated in all material respects in relation to the 1995 financial statements taken as a whole.


                                                ERNST & YOUNG LLP

February 22, 1996

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                Statement of Assets Available for Plan Benefits

                               December 31, 1995


                                                   401(K) PARTICIPANT - DIRECTED
                                                          INVESTMENT FUNDS
                                               -----------------------------------------------
                                                                          CITIZENS
                                                  INTERMEDIATE            BANKING
                                                    INCOME     EQUITY  CORPORATION       BALANCED
                                                     FUND      FUND       STOCK            FUND
                                                -----------------------------------------------------
ASSETS
Investments at fair value (cost--$49,340,204):
 Marketable:
    Common stocks:
       Citizens Banking Corporation                                        $30,038,813    $ 1,481,550
    Mutual funds                                $7,108,817   $12,880,201                   13,827,847
    U.S. Government securities                     911,250                                     51,378
    Corporate bonds and notes                                                                  38,508
    Money market account                           210,013        58,765       134,285      1,454,869
                                               ------------------------------------------------------
Total investments                                8,230,080    12,938,966    30,173,098     16,859,152
Receivables:
 Loans to participants
 Accrued income                                     54,601        64,425           312        250,315
                                               ------------------------------------------------------
                                                    54,601        64,425           312        250,315
Cash                                                 9,346        16,949        45,558          8,202
                                               ------------------------------------------------------
Assets available for plan benefits              $8,294,027   $13,020,340   $30,218,968    $17,112,669
                                               ======================================================


                                                       401(K) PARTICIPANT - DIRECTED
                                                             INVESTMENT FUNDS
                                               ------------------------------------------------

                                                       MONEY
                                                       MARKET      PARTICIPANT
                                                        FUND        LOAN FUND       TOTAL
                                               ------------------------------------------------


ASSETS
Investments at fair value (cost--$49,340,204):
 Marketable:
    Common stocks:
       Citizens Banking Corporation                                              $  31,520,363
    Mutual funds                                                                    33,816,866
    U.S. Government securities                                                         962,627
    Corporate bonds and notes                                                           38,508
    Money market account                        $  472,788                           2,330,720
                                               ------------------------------------------------
Total investments                                  472,788                          68,669,084
Receivables:
 Loans to participants                                           $ 3,344,257         3,344,257
 Accrued income                                      2,155                             371,808
                                               ------------------------------------------------
                                                     2,155         3,344,257         3,716,065
Cash                                                 1,395                              81,450
                                               ------------------------------------------------
Assets available for plan benefits              $  476,338       $ 3,344,257    $   72,466,599
                                               ================================================


See accompanying notes.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                Statement of Assets Available for Plan Benefits

                               December 31, 1994


                                                             401(K) PARTICIPANT - DIRECTED
                                                                     INVESTMENT FUNDS
                                                 ----------------------------------------------------------
                                                                          CITIZENS
                                                  INTERMEDIATE            BANKING                  MONEY
                                                     INCOME     EQUITY   CORPORATION   BALANCED    MARKET   PARTICIPANT
                                                      FUND       FUND       STOCK        FUND       FUND     LOAN FUND     TOTAL
                                                 ----------------------------------------------------------------------------------
ASSETS
Investments at fair value (cost--$43,750,621):
 Marketable:
    Common stocks:
       Domestic:
         Citizens Banking Corporation                                     $25,841,993 $ 1,381,950                       $27,223,943
         Other                                                                          2,143,260                         2,143,260
         Foreign                                                                           85,268                            85,268
    Mutual funds                                 $4,252,022   $8,860,626               10,580,492                        23,693,140
    U.S. Government securities                    1,880,882                                80,637                         1,961,519
    Corporate bonds and notes                       499,965                                50,749                           550,714
    Money market account                            911,644       97,929      119,815     794,983 $234,195                2,158,566
    Commerical paper                                                                       50,000                            50,000
                                                 ----------------------------------------------------------------------------------
Total investments                                 7,544,513    8,958,555   25,961,808  15,167,339  234,195               57,866,410
Receivables:
 Loans to participants                                                                                       $3,285,617   3,285,617
 Accrued income                                      78,074      118,750          489     167,016    1,087                  365,416
 Other receivables                                    2,669        3,585        9,642       1,810      168                   17,874
                                                 ----------------------------------------------------------------------------------
                                                     80,743      122,335       10,131     168,826    1,255    3,285,617   3,668,907
Cash                                                 11,410      (11,409)        (666)   (101,118)                         (101,783)
                                                 ----------------------------------------------------------------------------------
Assets available for plan benefits               $7,636,666   $9,069,481  $25,971,273 $15,235,047 $235,450   $3,285,617 $61,433,534
                                                 ==================================================================================

See accompanying notes.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

           Statement of Changes in Assets Available for Plan Benefits

                          Year ended December 31, 1995


                                                            401(K) PARTICIPANT - DIRECTED
                                                                   INVESTMENT FUNDS
                                           -----------------------------------------------------------
                                                                       CITIZENS
                                           INTERMEDIATE                BANKING                  MONEY
                                              INCOME      EQUITY     CORPORATION   BALANCED     MARKET   PARTICIPANT
                                               FUND        FUND         STOCK        FUND        FUND     LOAN FUND        TOTAL
                                           -----------------------------------------------------------------------------------------
ADDITIONS
Investment income:
 Dividends:
   Citizens Banking Corporation                                      $   862,527  $    44,820                           $   862,527
Other                                      $  344,448 $   1,023,703                   931,796                             2,344,767
 Interest income                              122,597         6,004        9,779       40,373   $ 17,856  $  277,975        474,584
                                           -----------------------------------------------------------------------------------------
Total investment income                       467,045     1,029,707      872,306    1,016,989     17,856     277,975      3,681,878
Contributions:
 Employer                                     258,391      438,912       829,509      187,379     31,335                  1,745,526
 Employee                                     435,127      828,556     1,679,571      425,983     64,759      43,260      3,477,256
                                           -----------------------------------------------------------------------------------------
                                              693,518    1,267,468     2,509,080      613,362     96,094      43,260      5,222,782
                                           -----------------------------------------------------------------------------------------
                                            1,160,563    2,291,175     3,381,386    1,630,351    113,950     321,235      8,904,660
DEDUCTIONS
Benefit payments to participants             (566,942)    (731,615)   (1,541,002)    (978,682)   (67,543)                (3,885,784)
Other                                                                                                                             -
Transfers (net)                              (373,458)     524,924       480,169     (563,521)   194,481    (262,595)             -
                                           -----------------------------------------------------------------------------------------
                                              220,163    2,090,484     2,320,553       88,148    240,888      58,640      5,018,876
Net realized and unrealized appreciation
  (depreciation) in fair value of
   investments:
    Realized                                   (5,094)         163       (19,539)     825,568                               801,098
    Unrealized                                442,292    1,860,212     1,946,681      963,906                             5,213,091
                                           -----------------------------------------------------------------------------------------
                                              437,198    1,860,375     1,927,142    1,789,474                             6,014,189
                                           -----------------------------------------------------------------------------------------
Net increase                                  657,361    3,950,859     4,247,695    1,877,622    240,888      58,640     11,033,065
Assets available for plan benefits
  at beginning of year                      7,636,666    9,069,481    25,971,273   15,235,047    235,450   3,285,617     61,433,534
                                           -----------------------------------------------------------------------------------------
Assets available for plan benefits
  at end of year                           $8,294,027  $13,020,340   $30,218,968  $17,112,669   $476,338  $3,344,257    $72,466,599
                                           ========================================================================================

See accompanying notes.



                                                                   Citizens Banking Corporation Amended
                                                                     and Restated Section 401(k) Plan

                                                        Statement of Changes in Assets Available for Plan Benefits

                                                                       Year ended December 31, 1994

                                                              401(K) PARTICIPANT - DIRECTED INVESTMENT FUNDS
                                               -------------------------------------------------------------
                                                                                  CITIZENS
                                                 INTERMEDIATE                     BANKING
                                                    INCOME       EQUITY         CORPORATION    BALANCED
                                                     FUND         FUND             STOCK         FUND
                                               -------------------------------------------------------------
ADDITIONS
Investment income:
 Dividends:
   Citizens Banking Corporation                                                 $   732,805     $     40,836
     Other                                     $   172,499       $   514,282                         567,159
 Interest income                                   275,943             4,696          6,412           47,838
                                               -------------------------------------------------------------
Total investment income                            448,442           518,978        739,217          655,833
Contributions:
 Employer                                          287,921           361,659        644,404          150,437
Employee                                           469,480           690,692      1,212,503          310,799
                                               -------------------------------------------------------------
                                                   757,401         1,052,351      1,856,907          461,236
                                               -------------------------------------------------------------
                                                 1,205,843         1,571,329      2,596,124        1,117,069
DEDUCTIONS
Benefit payments to participants                (1,196,578)         (593,605)    (2,047,184)      (1,854,565)
Other
Transfers (net)                                   (557,316)          224,284        591,424         (510,535)
                                               -------------------------------------------------------------
                                                  (548,051)        1,202,008      1,140,364       (1,248,031)
Net realized and unrealized appreciation
 (depreciation) in fair value of investments:
    Realized                                                          12,834       (115,797)         305,838
    Unrealized                                     (288,458)        (427,383)     2,566,954         (881,146)
                                               -------------------------------------------------------------
                                                   (288,458)        (414,549)     2,451,157         (575,308)
                                               -------------------------------------------------------------
Net increase (decrease)                            (836,509)         787,459      3,591,521       (1,823,339)
Assets available for plan benefits
 at beginning of year                             8,473,175        8,282,022     22,379,752       17,058,386
                                               -------------------------------------------------------------
Assets available for plan benefits
 at end of year                                $  7,636,666      $ 9,069,481    $25,971,273     $ 15,235,047
                                               =============================================================






                                                  MONEY
                                                 MARKET          PARTICIPANT
                                                  FUND            LOAN FUND        TOTAL
                                               --------------------------------------------
ADDITIONS
Investment income:
 Dividends:
   Citizens Banking Corporation                                                 $   773,641
     Other                                                                        1,253,940
 Interest income                                $   5,330       $  257,685          597,904
                                               --------------------------------------------
Total investment income                             5,330          257,685        2,625,485
Contributions:
 Employer                                           8,226                         1,452,647
Employee                                           16,408                         2,699,882
                                               --------------------------------------------
                                                   24,634                         4,152,529
                                               --------------------------------------------
                                                   29,964          257,685        6,778,014
DEDUCTIONS
Benefit payments to participants                     (733)         (24,901)      (5,717,566)
Other                                                             (128,102)        (128,102)
Transfers (net)                                   153,521           98,622                -
                                               --------------------------------------------
                                                  182,752          203,304          932,346
Net realized and unrealized appreciation
 (depreciation) in fair value of investments:
    Realized                                                                        202,875
Unrealized                                                                          969,967
                                               --------------------------------------------
                                                                                  1,172,842
                                               --------------------------------------------
Net increase (decrease)                           182,752          203,304        2,105,188
Assets available for plan benefits
 at beginning of year                              52,698        3,082,313       59,328,346
                                               --------------------------------------------
Assets available for plan benefits
 at end of year                                 $ 234,450       $3,285,617      $61,433,534
                                               ============================================



See accompanying notes.

                     Citizens Banking Corporation Amended
                       and Restated Section 401(k) Plan
          Statement of Changes in Assets Available for Plan Benefits
                         Year ended December 31, 1993


                                                                           401(K) PARTICIPANT - DIRECTED
                                                                                  INVESTMENT FUNDS
                                        -------------------------------------------------------------------------------------------
                                                                                 CITIZENS
                                        INTERMEDIATE                              BANKING                               MONEY
                                           INCOME           EQUITY              CORPORATION             BALANCED       MARKET
                                            FUND             FUND                  STOCK                  FUND          FUND
                                        -------------------------------------------------------------------------------------------
ADDITIONS
Investment income:
 Dividends:
   Citizens Banking Corporation                                                   $   618,519           $    37,101
   Other                                $     5,891         $  670,781                                      470,548
 Interest income                            564,557              4,847                  6,257               608,185     $   387
                                        -------------------------------------------------------------------------------------------
Total investment income                     570,448            675,628                624,776             1,115,834         387
Contributions:
 Employer                                   373,569            335,082                517,944               129,518         573
 Employee                                   611,270            614,319                931,765               259,749         762
                                        -------------------------------------------------------------------------------------------
                                            984,839            949,401              1,449,709               389,267       1,335
                                        -------------------------------------------------------------------------------------------
                                          1,555,287          1,625,029              2,074,485             1,505,101       1,722
DEDUCTIONS
Benefit payments to participants         (1,533,129)          (594,056)            (1,067,022)           (2,464,760)
Other
Transfers (net)                            (894,117)           504,544                820,303             1,922,663      50,976
                                        -------------------------------------------------------------------------------------------
                                           (871,959)         1,535,517              1,827,766               963,004      52,698
Net realized and unrealized
  appreciation (depreciation) in
  fair value of investments:
    Realized                                (11,907)           290,111                 39,928             1,641,639
    Unrealized                                6,396            280,447              4,664,481              (892,221)
                                        -------------------------------------------------------------------------------------------
                                             (5,511)           570,558              4,704,409               749,418
                                        -------------------------------------------------------------------------------------------
Net increase (decrease)                    (877,470)         2,105,075              6,532,175             1,712,422      52,698
Assets available for plan
  benefits at beginning of year           9,350,645          6,175,947             15,847,577            15,345,964           -
                                        -------------------------------------------------------------------------------------------
Assets available for plan
  benefits at end of year               $ 8,473,175         $8,282,022            $22,379,752           $17,058,386     $52,698
                                        ===========================================================================================



                                            CNBB
                                           PROFIT
                                           SHARING             PARTICIPANT
                                             FUND                 LOAN FUND            TOTAL
                                        ------------------------------------------------------
ADDITIONS
Investment income:
 Dividends:
   Citizens Banking Corporation                                                   $    655,620
     Other                              $    29,903                                  1,177,123
 Interest income                             38,527         $   227,622              1,450,382
                                        ------------------------------------------------------
Total investment income                      68,430             227,622              3,283,125
Contributions:
 Employer                                                                            1,356,686
 Employee                                                                            2,417,865
                                        ------------------------------------------------------
                                                                                     3,774,551
                                        ------------------------------------------------------
                                             68,430             227,622              7,057,676
DEDUCTIONS
Benefit payments to participants            (26,740)            (34,289)            (5,719,996
Other                                                          (126,183)              (126,183
Transfers (net)                          (2,482,610)             78,241                      -
                                        ------------------------------------------------------
                                         (2,440,920)            145,391              1,211,497
Net realized and unrealized
  appreciation (depreciation) in
  fair value of investments:
    Realized                                 (3,250)                                 1,956,521
    Unrealized                             (259,625)                                 3,799,478
                                        ------------------------------------------------------
                                           (262,875)                                 5,755,999
                                        ------------------------------------------------------
Net increase (decrease)                  (2,703,795)            145,391              6,967,496
Assets available for plan
  benefits at beginning of year           2,703,795           2,936,922             52,360,850
                                        ------------------------------------------------------
Assets available for plan
  benefits at end of year               $         -         $ 3,082,313           $ 59,328,346
                                        ======================================================

See accompanying notes.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                         Notes to Financial Statements

                               December 31, 1995



1.  SIGNIFICANT ACCOUNTING POLICIES

VALUATION OF INVESTMENTS

Marketable investments are stated at aggregate fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Investments traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the average of the last reported bid and ask prices.

Loans to participants represent qualifying interest-bearing loans from individual accounts that are valued at the amount of outstanding principal.

Unrealized appreciation or depreciation in the aggregate fair value of investments represents the change in the difference between aggregate fair value and the cost of investments. The realized gain or loss on sale of investments is the difference between the proceeds received and the specific cost of investments sold. Such amounts are different than the related amounts reported on Form 5500 which are computed as the difference between the proceeds received and the fair value at the beginning of the year as prescribed by the Department of Labor regulations.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                   Notes to Financial Statements (continued)


2.   DESCRIPTION OF THE PLAN


The Citizens Banking Corporation Amended and Restated Section 401(k) Plan
(Plan) is a defined contribution plan which includes a 401(k) salary deferral feature. The Plan covers substantially all employees of Citizens Banking Corporation (Corporation) and its banking subsidiaries including salaried employees and hourly employees with over 1,000 hours of credited service. At December 31, 1995 there were 1637 participants in the Plan. Participants may contribute on a before-tax basis up to 15% of their annual base compensation (not to exceed $9,240 for 1995) and on an after-tax basis up to 10% of their base compensation. Participants may direct their contributions into either an intermediate income, equity, balanced, money market or Citizens Banking Corporation stock fund and may elect to change the percentage directed to each fund quarterly. During 1993, the fixed income fund was renamed the intermediate income fund and a new fund, the money market fund was opened. Participants were subsequently allowed to direct contributions into each of these funds. Furthermore, on October 1, 1993, the assets of the CNBB profit sharing fund were transferred to the balanced fund. All participant contributions are fully vested.

Under the Plan, the participating subsidiaries can also make employer matching cont ributions of 100% on the first 3% and 50% on the next 3% of a
participant's   base compensation (excluding bonuses, overtime and fringe
benefits actually paid for the year) such that the maximum employer matching contributions for any such participant will be 4.5% of a participant's base compensation. In addition, a retiree medical savings account was established for each participant. One third of the employer matching contribution is automatically directed into this account. Employees may not borrow against any monies residing in the account. These matching contributions are fully vested after three years of service or upon normal or early retirement, death or disability. All administrative costs of the plan are paid by the Corporation.

The Corporation has the right under the Plan to discontinue such annual contributions. Citizens Banking Corporation has the right to terminate the Plan at any time. In the event of a termination of the Plan, the net assets of the Plan are to be set aside for the payment of vested benefits.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                   Notes to Financial Statements (continued)



3.   INVESTMENTS


The Plan's investments are administered by the Citizens Commercial & Savings Bank Trust Department. During each of the three years in the period ended December 31, 1995, the Plan's investments (including investment bought, sold as well as held during the year) appreciated (depreciated) in fair value by $6,014,189, $1,172,842, and $5,755,999 as follows:

                                    NET APPRECIATION
                                     (DEPRECIATION)     FAIR VALUE
                                      IN FAIR VALUE      AT END     COST AT END
                                       DURING YEAR      OF YEAR      OF YEAR
                                    -------------------------------------------
   YEAR ENDED DECEMBER 31, 1995
   Fair value as determined by quoted
   market price:
      Common stocks:
        Domestic:
          Citizens Banking Corporation  $2,026,742  $31,520,363  $14,899,489
          Other                            649,235
       Mutual funds                      3,304,475   33,816,866   31,065,247
       U.S. Government securities           29,690      962,627    1,006,240
       Corporate bonds and notes             4,047       38,508       38,508
       Money market account                     --    2,330,720    2,330,720
                                        ------------------------------------
                                        $6,014,189  $68,669,084  $49,340,204
                                        ====================================
YEAR ENDED DECEMBER 31, 1994
Fair value as determined by quoted
market price:
    Common stocks:
     Domestic:
       Citizens Banking Corporation     $2,588,106  $27,223,943  $12,649,351
       Other                              (166,422)   2,143,260    2,174,102
       Foreign                                 275       85,268       84,993
     Mutual funds                       (1,145,864)  23,693,140   24,038,114
     U.S. Government securities            (89,897)   1,961,519    2,041,609
     Corporate bonds and notes             (13,356)     550,714      553,886
     Money market account                       --    2,158,566    2,158,566
     Commercial paper                           --       50,000       50,000
                                        ------------------------------------
                                        $1,172,842  $57,866,410  $43,750,621
                                        ====================================


                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                   Notes to Financial Statements (continued)



3.  INVESTMENTS (CONTINUED)


                                       NET APPRECIATION
                                        (DEPRECIATION)  FAIR VALUE
                                        IN FAIR VALUE     AT END    COST AT END
                                         DURING YEAR     OF YEAR      OF YEAR
                                       ----------------------------------------
    YEAR ENDED DECEMBER 31, 1993
    Fair value as determined by quoted
    market price:
        Common stocks:
          Citizens Banking Corporation   $ 4,990,759  $23,499,150  $11,628,461
          Other                              677,213   23,034,682   21,776,539
        U.S. Government securities            43,871    2,078,396    2,068,908
        Corporate bonds and notes             44,156      693,034      685,532
        Money market account                      --    2,619,837    2,619,837
                                         -------------------------------------
                                           5,755,999   51,925,099   38,779,277
      Fair value determined by the Plan
      Administration Committee:
           Insurance contract                     --    4,007,083    4,007,083
                                         -------------------------------------
                                         $ 5,755,999  $55,932,182  $42,786,360
                                         =====================================

                                                   YEAR ENDED DECEMBER 31
                                         -------------------------------------
                                            1995          1994         1993
                                         -------------------------------------

        Realized gain:
         Proceeds on disposition         $30,489,733  $38,837,787  $60,635,798
         Cost                             29,688,635   38,634,912   58,679,277
                                         -------------------------------------
                                             801,098      202,875    1,956,521
         Unrealized gain                   5,213,091      969,967    3,799,478
                                         -------------------------------------
                                         $ 6,014,189  $ 1,172,842  $ 5,755,999
                                         =====================================


                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                   Notes to Financial Statements (continued)





3.  INVESTMENTS (CONTINUED)

The fair value of individual investments that represent 5% or more of the plan's assets are as follows:

                                                          DECEMBER 31
                                                      1995           1994
                                                   -------------------------
Citizens Banking Corporation, 1,059,508 and
  981,043 shares of common stock in 1995 and
  1994, respectively                               $31,520,363    $27,223,943

Frank Russell Quantitative Equity                    3,731,203

Frank Russell Diversified Equity                     3,721,086

Golden Oak FDS Intermediate Income Fund             12,622,801      9,365,103

Harbor International Fund                            5,363,484      4,046,439


During 1993, the Plan began investing certain fund assets in the Golden Oak series of mutual funds. Citizens Commercial & Savings Bank, a subsidiary of Citizens Banking Corporation, serves as the investment advisor to these funds. The mutual fund portfolios were established pursuant to the provisions of the Investment Company Act of 1940. Investments within these portfolios were made in accordance with the applicable Department of Labor rules and regulations concerning the investment of qualified plan assets into mutual funds wherein the investment advisor to the portfolio is a party-in-interest with respect to the plan.

4.   INCOME TAX STATUS


The Internal Revenue Service ruled August 2, 1995 that the Plan qualifies under
Section 401(a) of the Internal Revenue Code (IRC) and, therefore, the related trust is not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Administrative Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

5.   BENEFIT PAYABLE


Assets available for plan benefits include amounts allocated for approved distributions. Such balances amounted to $1,830,003 and $506,835 at December 31, 1995 and 1994, respectively. The accompanying statement of assets available for plan benefits as of December 31, 1995 and 1994 has been restated to eliminate the liability for such distribution. Previously, such account balances were shown as liabilities of the Plan. Such amounts are shown as a liability on the Plan's Form 5500.

                     Citizens Banking Corporation Amended
                       and Restated Section 401(k) Plan

                    Schedule of Assets Held for Investment

                               December 31, 1995






                                                DESCRIPTION OF INVESTMENT INCLUDING
      IDENTIFY OF ISSUE, BORROWER,               MATURITY DATE, RATE OF INTEREST,
         LESSOR OR SIMILAR PARTY                 COLLATERAL, PAR OR MATURITY VALUE              COST            FAIR VALUE
- -----------------------------------------------------------------------------------------------------------------------------------
MARKETABLE
Common stocks:
  Citizens Banking Corp.*                               1,059,508 shares                $14,899,489             $31,520,363
                                                                                        -----------------------------------
Total common stock (46% of net assets)                                                   14,899,489              31,520,363

Mutual Funds:
  Golden Oak Diversified Growth Funds*                     115,632 units                  1,161,037               1,141,287
  Golden Oak Intermediate Income Fund*                   1,247,312 units                 12,444,216              12,622,801
  Columbia Special Fund Income                              27,886 units                    607,037                 597,886
  Harbor International Fund                                192,654 units                  4,178,795               5,636,484
  Harbor Capital Appreciation Fund                          54,101 units                  1,250,000               1,227,560
  Heartland Value Fund                                      11,839 units                    345,000                 330,911
  MAS Funds Value Portfolio                                 93,326 units                  1,328,000               1,290,704
  Frank Russell Quantitative Fund                          121,300 units                  3,057,394               3,731,203
  Frank Russell Diversified Fund                            96,326 units                  3,359,861               3,731,203
  Frank Russell Special Growth Fund                         56,685 units                  1,818,868               2,220,353
  Scudder Investment Trust Growth & Income                  62,953 units                  1,278,000               1,273,533
  Twentieth Century Investors Ultra Fund                    11,339 units                    237,040                 296,057
                                                                                        -----------------------------------
Total Mutual Funds (49.2% of net assets)                                                 31,065,247              33,816,866


                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

               Schedule of Assets Held for Investment (continued)




                                       DESCRIPTION OF INVESTMENT INCLUDING
  IDENTITY OF ISSUE, BORROWER,           MATURITY DATE, RATE OF INTEREST,
LESSOR OR SIMILAR PARTY                 COLLATERAL, PAR OR MATURITY VALUE             COST            FAIR VALUE
- -----------------------------------------------------------------------------------------------------------------
MARKETABLE (CONTINUED)
U.S. Government Securities:
  Federal National Mortgage Association   $49,944 principal amount, 9.131%,
                                            due June 1, 2019                     $    50,412      $    51,377
U.S. Treasury Note                        $900,000 principal amount, 7.25%,
                                            due August 31, 1996                      955,828          911,250
                                                                                 ----------------------------
Total U.S. Government Securities
(14% of net assets)                                                                1,006,240          962,627
Corporate Bonds and Notes:
     Money Store FHA Title                $38,508 principal amount, 8.45%,
                                            due April 20, 2007                        38,508           38,508
                                                                                 ----------------------------
Total Corporate Bonds and Notes
(.05% of net assets)                                                                  38,508           38,508

Money Market Accounts:
  Golden Oak Prime Obligation Class A
    (3.4% of net assets)                  $2,330,720 principal amount              2,330,720        2,330,720
                                                                                 ----------------------------
Total Investments                                                                $49,340,204      $68,669,084
                                                                                 ============================



*Party-in-interest to the Plan.

See accompanying notes
                                     113

                         OTHER FINANCIAL INFORMATION

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                      Schedule of Reportable Transactions

                          Year ended December 31, 1995




                                                                                                               CURRENT
                                                                                                               VALUE OF
                                                                                                               ASSET ON
                                                                      PURCHASE   SELLING          COST       TRANSACTION    NET
  IDENTITY OF PARTY INVOLVED         DESCRIPTION OF ASSET              PRICE      PRICE         OF ASSET         DATE      (LOSS)
- ------------------------------------------------------------------------------------------------------------------------------------
iii) A series of transactions
      with respect to the same
      issue which amount in the
      aggregate to more than 5%
      of the current value of
      total plan assets:
         Citizens Banking         115 purchases, 163,273 shares
          Corporation                 purchased                      $4,651,402  $         -   $ 4,651,402    $ 4,651,402
                                   62 sales, 58,495 shares sold                    1,604,837     1,623,812      1,604,837  $(18,975)


         Golden Oak FDS
          Intermediate              9 purchases, 305,874 units
           Income                     purchased                       2,970,350            -     2,970,350      2,970,350
            Fund                    3 sales, 51,680 units sold                   $    16,000       536,074        516,000   (20,074)


         Golden Oak FDS
           Prime Obligation       630 purchases, 17,410,695 units
                                      purchased                      17,410,695            -    17,410,695     17,410,695
            Money Market--
             Class A              202 sales, 17,238,541 units sold                17,238,541    17,238,541     17,238,541



Commssions and fees related to purchases and sales of investments are included in the cost of the investment or proceeds from the sale.

There were no transactions reportable under categories  i) ii) or iv).



                                     115